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                                                                   EXHIBIT 10.38

                               TWENTIETH AMENDMENT
                                       TO
                    CONVERTIBLE DEBENTURE PURCHASE AGREEMENT


        THIS TWENTIETH AMENDMENT TO CONVERTIBLE DEBENTURE PURCHASE AGREEMENT (the "Amendment") is entered into as of March 6, 2002, by and between DISC, Inc., a California corporation (the "Company"), and MK GVD Fund (the "Purchaser").

                                R E C I T A L S:

        A. WHEREAS on March 29, 1996 the Company and Purchaser entered into a Convertible Debenture Purchase Agreement pursuant to which the Company agreed to sell, and Purchaser agreed to purchase, an aggregate of $1,400,000 in principal amount of Convertible Debentures, each convertible into shares of the Company's Preferred Stock, which Agreement was amended as of December 31, 1996, April 11, 1997, December 31, 1997, March 27, 1998, June 30, 1998, September 25, 1998,
December 31, 1998, March 30, 1999, June 30, 1999, September 30, 1999, December 31, 1999, March 31, 2000, June 30, 2000, September 30, 2000, December 29, 2000,
March 30, 2001, June 29, 2001, September 28, 2001 and December 31, 2001 to increase the aggregate amount of Convertible Debenture to be purchased thereunder to $16,430,000.

        B. The Company and Purchaser now seek to amend the Agreement to increase the total amount of Convertible Debentures which Purchaser agrees to purchase thereunder.

        NOW, THEREFORE, for good and valuable consideration, receipt of which is hereby acknowledged, and in consideration of the mutual covenants set forth herein, the parties hereto agree as follows:

        1. DEFINITIONS. Unless otherwise defined herein, capitalized terms used in the Amendment shall have the same meanings ascribed to them in the Convertible Debenture Purchase Agreement.

        2. AMENDMENT TO CONVERTIBLE DEBENTURE PURCHASE AGREEMENT. Section 1.1(a) of the Convertible Debenture Purchase Agreement is hereby amended to provide that Purchaser agrees to purchase, and the Company agrees to issue and sell, an aggregate of $16,455,000 in principal amount of Convertible Debentures, each in the form and having the terms and conditions set forth in the amended Exhibit B attached hereto.

        3. ENTIRE AGREEMENT; AMENDMENT. The Convertible Debenture Purchase Agreement, as amended by this Amendment, constitutes the full and complete agreement and understanding between the parties hereto regarding the subject matter of the Convertible Debenture Purchase Agreement and shall supersede all prior communications, representations, understandings or agreements, if any, whether oral or written, concerning the subject matter contained in the Convertible Debenture Purchase Agreement, as so amended, and that no provision of the Convertible Debenture Purchase Agreement, as so amended, may be modified, amended, waived or discharged, in whole or in part, except in accordance with its terms.

        4. FORCE AND EFFECT. Except as modified by this Amendment, the terms and provisions of the Convertible Debenture Purchase Agreement are hereby ratified and confirmed and are and shall remain in full force and effect. Should any inconsistency arise between this Amendment and the Convertible Debenture Purchase Agreement as to the specific matters which are the subject of this Amendment, the terms and conditions of this Amendment shall control. This Amendment shall be construed to be part of the Convertible

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Debenture Purchase Agreement and shall be deemed incorporated into the
Convertible Debenture Purchase Agreement by this reference.

        5. COUNTERPARTS. This Amendment may be executed in one or more counterparts, each of which shall be an original but all of which together shall constitute one instrument.

        IN WITNESS WHEREOF, the Company has caused this Amendment to be executed in duplicate on its behalf by its duly authorized officer and Purchaser has also executed this Amendment in duplicate, all as of the day and year indicated above.

                                  DISC, INC.
                                  a California corporation


                                  By: /s/ Henry Madrid
                                      ------------------------------------------
                                      Henry Madrid
                                      Chief Financial Officer


                                  PURCHASER:
                                  MK GVD FUND


                                  By: /s/ Michael Hoffman
                                      ------------------------------------------
                                      Michael Hoffman, General Partner



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                                    EXHIBIT B

                   FORM OF SUBORDINATED CONVERTIBLE DEBENTURE

THE SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AND HAVE BEEN TAKEN FOR INVESTMENT PURPOSES ONLY AND NOT WITH A VIEW TO THE DISTRIBUTION THEREOF, AND SUCH SECURITIES MAY NOT BE SOLD OR TRANSFERRED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT OR REGULATION A NOTIFICATION UNDER SUCH ACT COVERING SUCH SECURITIES OR THE ISSUER CORPORATION RECEIVES AN OPINION OF COUNSEL (WHICH MAY BE COUNSEL FOR THE ISSUER CORPORATION) STATING THAT SUCH SALE OR TRANSFER IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF SUCH ACT.

                                   DISC, INC.
                            A CALIFORNIA CORPORATION

                       SUBORDINATED CONVERTIBLE DEBENTURE


No. ________                                                 ____________, 20___



        FOR VALUE RECEIVED, DISC, INC., a California corporation (the "Company"), hereby promises to pay to MK GVD FUND, a California limited partnership (hereinafter referred to as the "Holder"), or registered assigns, on the day on which this Debenture is issued by the Company (the "Maturity Date"), subject to conversion as described below, the principal sum of ____________ Dollars ($________), or such part thereof as then remains unpaid or unconverted. This Debenture shall not bear interest.

        1. Other Agreements.

                (a) Purchase Agreement. This Debenture is issued pursuant to and is entitled to the benefits and subject to the conditions of that certain Convertible Debenture Purchase Agreement of even date herewith, among the Company, Holder and other Investors as defined therein, as the same may be amended from time to time (the "Purchase Agreement"), and Holder, and its successors and assigns, by its acceptance hereof, agrees to be bound by the provisions of the Purchase Agreement, a copy of which may be inspected by Holder at the principal office of the Company.

                (b) Registration Rights Agreement. This Debenture is entitled to the benefits and subject to the conditions of that certain Registration Rights Agreement dated March 29, 1996, among the Company and Holder, as the same may be amended from time to time (the "Registration Rights Agreement"), and Holder, and its successors and assigns, by its acceptance hereof, agrees to be bound by the provisions of the Registration Rights Agreement, a copy of which may be inspected by Holder at the principal office of the Company.


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        2. Conversion.

                (a) Mandatory Conversion Into Preferred Stock and Warrants. This Debenture shall be converted into Units (as hereinafter defined) on the Maturity Date by the surrender of this Debenture in the manner specified in Section 3(c) below. The number of Units into which this Debenture shall be converted shall equal the principal amount of the Debenture being converted divided by the "Conversion Price" (as hereinafter defined). Each Unit shall consist of (i) a number of shares of the Company's Preferred Stock, of a series designated by the Company having rights and preferences pari passu with those of the Company's Series D, Series E, Series F, Series G, Series H, Series I, Series J, Series K, Series L, Series M, Series N, Series O, Series P, Series Q, Series R, Series S, Series T, Series U, Series V, Series W, Series X, Series Y, Series Z, Series AA, Series BB, Series CC, Series DD, Series EE and Series FF Preferred Stock (the "Shares") equal to the quotient obtained by dividing one (1) by the number of shares of Common Stock into which each such Share is then convertible and (ii) a warrant (the "Warrant") to purchase a number of shares of the Company's Common Stock equal to twenty-five percent (25%) of the number of shares of Common Stock into which each such Share is convertible, which Warrant shall has an exercise price equal to ________% of the Conversion Price, shall be exercisable for five
(5) years following the Maturity Date and shall be substantially in the form attached to the Purchase Agreement as Exhibit A.

                (b) Conversion Price. The "Conversion Price" shall be eighty-five percent (85%) of the average closing price per share of the Company's Common Stock as quoted on the Nasdaq Small Cap Market for the five (5) trading days ended three (3) days prior to the Maturity Date.

                (c) Mechanics of Conversion. On or before the Maturity Date, the holder shall surrender the certificate or certificates for this Debenture, duly endorsed, at the Company's principal corporate office, and shall state therein the name or names in which the certificate or certificates for shares of Preferred Stock are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such Holder, or to the nominee or nominees of such Holder, a certificate or certificates for the number of shares of Preferred Stock to which such Holder shall be entitled as aforesaid. Such conversion shall be deemed to have been made immediately prior to the close of business on the Maturity Date, and the person or persons entitled to receive the shares of Preferred Stock issuable upon such conversion shall be treated for all purposes as the record holder or holders of such shares of Preferred Stock as of such date.

                (d) No Impairment. The Company will not, by amendment of its Certificate of Incorporation or through any reorganization, recapitalization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms to be observed or performed hereunder by the Company but will at all times in good faith assist in the carrying out of all the provisions of this Section 3 and in the taking of all such action as may be necessary or appropriate in order to protect the conversion rights of the holders of the Debentures against impairment.

                (e) Taxes in Conversion. The issue of share certificates on conversion of this Debenture shall be made without charge to the converting Holder for any tax in respect of the issue thereof. The Company shall not, however, be required to pay any tax which may be payable in respect of any transfer involved in the issue and delivery of shares in any name other than that of the Holder, and the Company shall not be required to issue or deliver any certificate in respect of such shares unless and until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

                (f) Reservation of Conversion Securities. The Company agrees that the Company will at all times have authorized and reserved, and will keep available, solely for issuance or delivery upon the



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conversion of this Debenture, the shares of Preferred Stock and other securities and properties as from time to time shall be receivable upon the conversion of this Debenture.

                (g) No Rights as Stockholders. Prior to the Conversion of this Debenture, the Holder of this Debenture shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any pre-emptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein or in the Purchase Agreement or as otherwise agreed.

        3. Merger, Consolidation.

                (a) Acceleration on Merger, Consolidation. In the event of (i) any consolidation or merger of the Company with or into any other corporation or other entity or person, or any other corporate reorganization in which the Company shall not be the continuing or surviving entity, or any transaction or series of related transactions by the Company in which in excess of 50% of the Company's voting power is issued for the purpose of combining with or acquisition by one or more corporations or other entities or persons; or (ii) a sale, conveyance or disposition of all or substantially all of the assets of the Company, then the principal and accrued interest on this Debenture shall be due and payable at the closing of any such transaction.

                (b) Notices. The Company shall give each Debenture holder written notice of such impending transaction not later than twenty (20) days prior to the stockholders' meeting called to approve such transaction, or twenty
(20) days prior to the closing of such transaction, whichever is earlier. The first of such notices shall describe the material terms and conditions of the impending transaction and the provisions of this Section 4 and the Company shall thereafter give such holders prompt notice of any material changes. The transaction shall in no event take place sooner than twenty (20) days after the Company has given the first notice provided for herein or sooner than ten (10) days after the Company has given the notice provided for herein of any material changes, provided, however, that such periods may be shortened upon the written consent of the holders of the majority of the principal amount of Debentures then outstanding.

        4. Transfer. Subject to the restrictions and limitations set forth in the Purchase Agreement, upon surrender of this Debenture for transfer or exchange, a new Debenture or new Debentures of the same tenor, dated the date to which interest has been paid on the surrendered Debenture and in an aggregate principal amount equal to the unpaid principal amount of the Debenture so surrendered, will be issued to and registered in the name of the transferee or transferees. The Company may treat the person in whose name this Debenture is registered as the owner hereof for the purpose of receiving payments and for all other purposes.

        5. Debenture Register. This Debenture is transferable only upon the books of the Company which it shall cause to be maintained for such purpose. The Company may treat the registered holder of this Debenture as he or it appears on the Company's books at any time as the Holder for all purposes.

        6. Loss, Etc., of Debenture. Upon receipt of evidence satisfactory to the Company of the loss, theft, destruction or mutilation of this Debenture, and of indemnity reasonably satisfactory to the Company if lost, stolen or destroyed, and upon surrender and cancellation of this Debenture if mutilated, and upon reimbursement of the Company's reasonable incidental expenses, the Company shall execute and deliver to the Holder a new Debenture of like date, tenor and denomination.

        7. Amendment, Waiver Etc., By Holders. The terms of this Debenture may be amended or waived upon the written consent of the Company and the Holder.



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        This Debenture shall be governed by and construed in accordance with the laws of the State of California.

        The Company hereby waives presentment, demand, notice of nonpayment, protest and all other demands and notices in connection with the delivery, acceptance, performance or enforcement of this Debenture. If an action is brought for collection under this Debenture, the Holder shall be entitled to receive all costs of collection, including, but not limited to, its reasonable attorneys' fees.

                                DISC, INC.
                                a California Corporation


                                By:
                                   ---------------------------------------------
                                   Henry Madrid
                                   Chief Financial Officer





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